Exhibit 9

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

           The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: July 20, 2023
Galata Acquisition Sponsor, LLC

By: Farragut Square Global Master Fund, LP, its managing member

By: Farragut Square Global GP, LLC, its general partner

By: Callaway Farragut, LLC, its managing member

By: /s/ Daniel Freifeld
Name: Daniel Freifeld
Title: Managing Member

Dated: July 20, 2023
Farragut Square Global Master Fund, LP

By: Farragut Square Global GP, LLC, its general partner

By: Callaway Farragut, LLC, its managing member

By: /s/ Daniel Freifeld
Name: Daniel Freifeld
Title: Managing Member

Dated: July 20, 2023	Farragut Square Global GP, LLC By: Callaway Farragut, LLC, its managing member By: /s/ Daniel Freifeld Name: Daniel Freifeld Title: Managing Member
Dated: July 20, 2023	Callaway Farragut, LLC By: /s/ Daniel Freifeld Name: Daniel Freifeld Title: Managing Member
Dated: July 20, 2023	Daniel Freifeld /s/ Daniel Freifeld